EXHIBIT 10.81


                                             Execution Copy


                 EQUITY INVESTMENT AGREEMENT

     EQUITY INVESTMENT AGREEMENT dated as of March 24, 1997 by and among SPECIALTY FOODS ACQUISITION CORPORATION, a Delaware corporation ("SFAC"), SPECIALTY FOODS CORPORATION, a Delaware corporation ("SFC" or the "Term Loan Borrower"),
ACADIA PARTNERS, L.P. ("ACADIA"), HAAS WHEAT ADVISORY
PARTNERS INCORPORATED ("HWAP"), KEYSTONE, INC. ("KEYSTONE") and THE CHASE MANHATTAN BANK (formerly, "Chemical Bank"), a
New York banking corporation, as administrative agent (the
"Administrative Agent") for the Term Loan Lenders (as defined below).

                    W I T N E S S E T H:

     WHEREAS, the Term Loan Borrower, the Revolving Credit Borrowers (as defined below), the Administrative Agent, the Term Loan Lenders and the Revolving Credit Lenders (as defined below) have entered into the Fourth Amendment, dated as of February 25, 1997 (the "Fourth Amendment"), to:

     (a) the Term Loan Agreement, dated as of July 17,1995 (as amended pursuant to the First Amendment thereto dated as of February 28, 1996, the Second Amendment thereto dated as of August 2, 1996, and the Third Amendment thereto dated as of October 24, 1996, and as the same may be further amended, supplemented or otherwise modified from time to time, the "Term Loan Agreement"), among the Term Loan Borrower, the several banks and other financial institutions from time to time parties thereto (the "Term Loan Lenders"), and the Administrative Agent; and

     (b) the Revolving Credit Agreement, dated as of August 16, 1993, and amended and restated as of July 17, 1995 (as amended pursuant to the First Amendment thereto dated as of February 28, 1996, the Second Amendment thereto dated as of August 2, 1996, and the Third Amendment thereto dated as of October 24, 1996, and as the same may be further amended, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement"), among each of the subsidiaries of SFC signatory thereto (collectively, the "Revolving Credit Borrowers") the several banks and other financial institutions from time to time parties thereto (collectively, the "Revolving Credit Lenders"; the Term Loan Lenders and the Revolving Credit Lenders are collectively referred to as the "Lenders", and each individually, as a "Lender") and the Administrative Agent.

     WHEREAS, it is a condition precedent to the effectiveness of the Fourth Amendment that the parties hereto shall have executed and delivered to the Administrative Agent this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants set forth herein, and to induce the Administrative Agent and the Lenders to enter into the Fourth Amendment, the parties hereto hereby agree with the Administrative Agent, for the ratable benefit of the Term Loan Lenders and the Revolving Credit Lenders, as follows:

     1.   Defined Terms.

     (a) Unless otherwise defined in this Agreement, terms which are defined in the Term Loan Agreement, the Revolving
Credit Agreement and the Fourth Amendment and used herein are used as so defined. Unless otherwise indicated, all Section, subsection and Schedule references are to the Term
Loan Agreement, as amended by the Fourth Amendment.

     (b) The following terms shall have the following meanings:

     "Agreement" shall mean this Equity Investment
Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

     "Equity Investment Date" shall mean June 30, 1997.

     "Signing Shareholder" shall mean each of Acadia, HWAP and Keystone, acting in their individual capacities.

     2.   Equity Investment.

     (a) On or before the Equity Investment Date, each Signing Shareholder, acting individually and not jointly and severally, shall purchase equity of SFAC, in an amount equal to the amount set forth on Schedule 1 to this Agreement opposite the name of such Signing Shareholder (each such individual obligation being referred to as an "Equity Investment"); provided, however, that the obligation to make an Equity Investment may, at the option of each Signing Shareholder acting with respect to the Equity Investment it is required to make, be fully satisfied by the contribution to the equity of SFAC by certain of the existing shareholders of SFAC, including such Signing Shareholder (collectively, the "Purchasing Shareholders"), of insurance receivables, in the face amount equal to the amount set forth on Schedule 1 to this Agreement opposite the name of such Signing Shareholder, that were generated by Stella Foods, Inc., a wholly-owned indirect subsidiary of SFC ("Stella"), in connection with the fire at Stella's Lena, Wisconsin manufacturing facility and purchased by such Signing Shareholder.

     (b) In consideration for each such Equity Investment, SFAC shall issue to the Purchasing Shareholders making such Equity Investment common or preferred stock (convertible or straight preferred) with or without warrants to purchase common stock of SFAC in an amount to be determined by the Board of Directors of SFAC and the Purchasing Shareholders.

     (c)  Promptly upon the contribution of each Equity
Investment to the equity of SFAC, SFAC shall contribute such Equity Investment to the equity of SFC.

     3.   Representations and Warranties.

     (a) Each of SFAC, SFC, Acadia, HWAP and Keystone represents and warrants to the Administrative Agent and to each other that it has the full legal capacity, power and authority to execute, deliver and perform this Agreement and that this Agreement constitutes the valid and binding obligation of such entity, enforceable in accordance with its terms.

     (b) Each of SFAC and SFC further represents and warrants to the Administrative Agent that the consummation of each Equity Investment, as contemplated by this Agreement, shall be accomplished in a manner that does not violate the terms and conditions of the Term Loan Agreement or the Revolving Credit Agreement.

     4. Certification of Completion. Within five (5) business days of the completion of each Equity Investment, SFAC and SFC shall each deliver duly executed Officer's Certificates to the Administrative Agent certifying that the provisions of Sections 2 and 3 have been complied with in all respects with respect to such Equity investment.

     5. Authority of Administrative Agent. The parties acknowledge that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Term Loan Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and SFAC and SFC, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the parties hereto shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

     6. Notices. All notices, requests and demands to or upon the parties hereto to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand, or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (c) if by telex, fax, or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Administrative Agent or SFC at its address or transmission number for notices provided in subsection 9.2 of the Term Loan Agreement, to SFAC in care of SFC at its address or transmission number for notices provided in subsection 9.2 of the Term Loan Agreement, and to the other parties, at the addresses set forth below their signatures. Any party may change its address and transmission number for notices by notice to the other parties in the manner provided in this section.

     7. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without validating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.   Amendments in Writing; No Waiver, Cumulative
Remedies.

     (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties, provided, that any provision of this Agreement may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or telex or facsimile transmission from the Administrative Agent.

     (b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

     (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any other rights or remedies provided by law.

     9. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     10. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the parties hereto and shall inure to the benefit of the Administrative
Agent and the Lenders and their successors and assigns.

     11.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED
BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK.

     12. Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Equity Investment Agreement to be duly executed and delivered as of the date first above written.


                    SPECIALTY FOODS ACQUISITION CORPORATION

                    By:  /s/ John E. Kelly
                    Name:  John E. Kelly
                    Title:  Vice President

                    SPECIALTY FOODS CORPORATION

                    By:  /s/ Robert B. Aiken
                    Name:  Robert B. Aiken
                    Title:  Vice President

                    ACADIA PARTNERS, L.P.

                    By:  /s/ Steven Gruber
                    Name:  Steven Gruber
                    Title:  Vice President

                    Address:  c/o Oak Hill Partners
                              Park Avenue Tower
                              65 East 55th St.  32nd Floor
                              New York, NY  10022
                              Attn:     Mr. Anthony P.
Scotto

                    HAAS WHEAT ADVISORY PARTNERS
INCORPORATED
                    By:  /s/ Douglas D. Wheat
                    Name:  Douglas D. Wheat
                    Title:  President

                    Address:  300 Crescent Court, Suite 1700
                              Dallas, Texas  75201
                              Attn:     Mr. Douglas D. Wheat

                    KEYSTONE, INC.

                    By:  /s/ Daniel L. Doctoroff
                    Name:  Daniel L. Doctoroff
                    Title:  Vice President

                    Address:  201 Main Street, Suite 3100
                              Ft. Worth, Texas  76102
                              Attn:     Mr. J. Taylor
Crandall



Agreed and Accepted:

THE CHASE MANHATTAN BANK
(Formerly, Chemical  Bank) as
Administrative Agent and as a Lender

By:  /s/ Neil Boylan
Name:  Neil Boylan
Title:  Vice President
SCHEDULE 1



           Signing Shareholder
Equity Investment



     Acadia Partners, L.P.
$8,775,000


     Haas Wheat Advisory Partners
$1,950,000
     Incorporated

     Keystone, Inc.
$8,775,000